EXHIBIT 10.14

                              SETTLEMENT AGREEMENT


     THIS SETTLEMENT AGREEMENT is entered into as of this 22rd day of August, 2002 by and between Vega-Atlantic Corporation, a Colorado corporation (the "Company") and Tri Star Financial Corp. ("Tri Star").


                                    RECITALS:

     WHEREAS, the Company has incurred substantial monetary obligations concerning its business operations and associated contractual relations in the area of mineral, oil and gas acquisition, exploration and management;


     WHEREAS, Tri Star has made monetary advances to the Company in the aggregate amount of $36,486.42 in order to assist the Company in financing its contractual debts and ongoing business expenses;

     WHEREAS, the Company has incurred an aggregate of $36,486.42 to Tri Star relating to such amounts advanced by Tri Star and accrued interest thereon (the "Debt");

     WHEREAS, the Company and Tri Star have settled their differences regarding the Debt and wish to set forth their settlement agreement;

     WHEREAS, the Company desires to settle the Debt by issuing shares of its restricted common stock, par value $0.0001 (the "Common Stock") at the rate of $0.03 per share (which amount is based upon the average of the price of the Company's shares of Common Stock traded on the OTC Bulletin Board, which were sold from July 1, 2002 through August 22, 2002, discounted by 25%); and

     WHEREAS, Tri Star desires to convert the Debt and accept the issuance of 1,216,214 shares of restricted Common Stock of the Company as full and complete satisfaction of the Debt;

     WHEREAS, the Company and Tri Star desire to release one another from any and all further liability as related to the aforesaid Debt.

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     NOW, THEREFORE, in consideration of the aforesaid recitals and mutual promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


                                    AGREEMENT

     1. The Company agrees to issue to Tri Star 1,216,214 shares of its restricted Common Stock, at $0.03 per share, as of August 22, 2002, as full and complete satisfaction and payment of the Debt.

     2. Tri Star agrees to accept the issuance of 1,216,214 shares of the restricted Common Stock of the Company as full and complete satisfaction and payment of the Debt.

     3. The Company and Tri Star shall agree to release each other and forever discharge any and all claims, manner of actions, whether at law or in equity suits, judgments, debts, liens, liabilities, demands, damages, losses, sums of money, expenses or disputes, known or unknown, fixed or contingent, which it now has or may have hereafter, directly or indirectly, individually or in any capacity against each other, their successors and assigns, as well as its present or former owners, directors, officers, stockholders, employees, agents, heirs, by reason of any act, omission, matter, cause, or thing whatsoever, from the beginning of time to, and including the date of the execution of this Agreement, relating to the aforesaid Debt.

     4. Tri Star acknowledges that the issuance of the 1,216,214 shares of restricted Common Stock (i) has not been registered under the Securities Act of 1933, as amended (the "1933 Securities Act"); (ii) is in reliance on the exemption provided by Section 4(2) of the 1933 Securities Act, (iii) are being acquired solely for Tri Star's own account without any present intention for resale or distribution, (iv) will not be resold without registration under the 1933 Securities Act or in compliance with an available exemption from registration, unless the shares of Common Stock are registered under the 1933 Securities Act and under any applicable state securities law or an opinion of counsel satisfactory to the Company is delivered to the Company to the effect that any proposed distribution of the shares of Common Stock will not violate the registration requirements of the 1933 Securities Act and any applicable state securities laws, and (v) that Tri Star understands the economic risk of an investment in the Common Stock and has had the opportunity to ask questions of and receive answers from the Company's management concerning any and all matters related to the acquisition of the Common Stock.

     4. This Settlement Agreement shall be effective as of August 22, 2002 and shall be binding upon and insure to the benefit of the parties hereto and their respective successors.


                                            Vega-Atlantic Corporation



Date:_____________                          By:__________________________
                                               Grant Atkins, President




                                            Tri Star Financial Corp.



Date:______________                         By:__________________________
                                               President